UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
December 5, 2005

Commission file number 1-13163

YUM! BRANDS, INC.
(Exact name of registrant as specified in its charter)

North Carolina	13-3951308

(State or other jurisdiction	(IRS Employer
of incorporation or organization)	Identification No.)

1441 Gardiner Lane, Louisville, Kentucky                40213
(Address of principal executive offices)                 (Zip Code)

Registrant’s telephone number, including area code:       (502) 874-8300

Former name or former address, if changed since last report:   N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Section 5 – Corporate Governance and Management

Item 5.02            Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

The Company appointed Greg Creed as its Chief Operating Officer effective December 5, 2005. Prior to this appointment, Mr. Creed, 48, served as Chief Marketing Officer at Taco Bell since 2001. From 1997 to 2001, Mr. Creed served as Chief Marketing Officer and Interim General Manager of the KFC and Pizza Hut businesses in Australia. As Chief Operating Officer of the Company, Mr. Creed will oversee the Company’s Operations, Restaurant Excellence, Quality Assurance, Multibranding, and the Long John Silver’s and A&W All-American Foods brands. Additionally, Creed will be forming and leading a dedicated team that will be charged to work with Yum! Restaurants International to help make Taco Bell a global brand. Mr. Creed does not have an employment agreement with the Company.

Effective with Mr. Creed’s appointment, David Deno, who had previously announced his resignation as Chief Operating Officer, will no longer serve in that role but will remain with the Company through February 16, 2006 to assist Mr. Creed in the transition.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YUM! BRANDS, INC.
(Registrant)

Date: December 5, 2005	/s/ John P. Daly
Assistant Secretary